WAIVER

This Waiver is entered into as of August 14, 2009 by and among China Natural Gas, Inc., a Delaware corporation (the “Company”), Abax Jade Ltd., a Cayman Islands exempted company (“Abax Jade”) and Abax Nai Xin A Ltd., a Cayman Islands exempted company (“Abax Nai Xin”) as holders (each a “Holder” and together the “Holders”) of an aggregate of RMB 283 million in principal on the Company’s 5.0% Guaranteed Senior Notes due 2014 and issued on January 29, 2008 and March 10, 2008 (the “Notes”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below) or the Notes.

WHEREAS, the Company has issued the Notes pursuant to an Indenture (the “Indenture”) dated as of January 29, 2009 by and among the Company and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”);

WHEREAS, as of the date of this Waiver, Abax Jade and Abax Nai Xin hold, in the aggregate, RMB 283 million in principal on the Notes;

WHEREAS, pursuant to the terms and conditions of the Notes and the Indenture, the Company was obligated to complete a Qualfying Listing on or before January 29, 2009 or maintain such Qualifying Listing as of January 29, 2009, but was unable to do so and instead completed a listing by June 5, 2009;

WHEREAS, Company had obtained from the Trustee a conditional waiver dated February 4, 2009 (the “February Waiver”), which February Waiver waived certain Additional Interest for a period of three (3) months from January 29, 2009 to April 30, 2009, conditional upon the Company completing its Qualifying Listing three months from the date of the February Waiver; and which condition the Company failed to achieve;

WHEREAS, having been unable to meet its aforementioned obligations, the Company is therefore required to pay Holders of the Notes Additional Interest due to the Holders, all as set forth in the Indenture; and

WHEREAS the Company has now requested that the Holders waive a certain portion of the Additional Interest due on the Notes and, subject to the terms and conditions set forth herein, each of the undersigned Holders has agreed to waive a certain portion of the Additional Interest due to it.

NOW, THEREFORE, it is agreed as follows:

1.
Subject to clause 2, below, each of the undersigned Holders hereby agrees to waive the  Additional Interest accruing on the Notes held by each of the undersigned Holders for the period beginning January 29, 2009 and up to and including April 30, 2009.

2.	As consideration for each Holder’s agreeing to waive the Additional Interest specified above, the Company agrees to, within seven business (7) days of the execution of this Waiver:

(a)	pay to the Trustee the sum of US$113,214.36, which amount represents Additional Interest accrued from April 30, 2009 (inclusive) to May 31, 2009 (inclusive);

(b)
pay to Abax Global Capital (Hong Kong) Limited (the “Abax Investment Adviser”) the sum of US$18,000 in connection with Donald Yang Xiang Dong’s (“Mr. Yang”) service as director of the Company for the first two quarters of 2009 (i.e., from the period beginning January 1, 2009 to June 30, 2009);

(c)
send to the Abax Investment Adviser a draft legal agreement between the Company and Mr. Yang documenting Mr. Yang’s remuneration as a director of the Company at an initial rate of US$3,000 per month; and

(d)
pay to Abax Lotus Ltd the sum of US$50,000 in connection with out-of-pocket expenses incurred by the Abax Investment Adviser in respect of a financing for the Company aborted in 2008, as provided under the engagement letter signed between the Compny and the Investment Adviser on June 2, 2008.

(clauses 2(a), 2(b), 2(c) and 2(d), collectively the “Conditions”).

3.
Upon fulfillment of each of the Conditions set forth in Clause 2, above, this Waiver shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

4.	This Waiver shall terminate and shall be null and void if the Conditions are not met within seven (7) business days of this Waiver.

5.	This Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to the provisions thereof respecting conflict of laws.

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IN WITNESS WHEREOF, the parties have executed this Wavier as of the date first above written.

COMPANY:

CHINA NATURAL GAS, INC.

By:	/s/ Qinan Ji
Qinan Ji, Chairman and CEO

HOLDERS:

ABAX JADE LTD.,

By:	/s/ Donald Yang
Name: Donald Yang
Title: President

Address:	Two International Finance Centre
Suite 6708, 67/F
8 Finance Street
Central, Hong Kong

ABAX NAX XIN A LTD.

By:	/s/ Donald Yang
Name: Donald Yang
Title: President

Address:	Two International Finance Centre
Suite 6708, 67/F
8 Finance Street
Central, Hong Kong